UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2007

DEVCON INTERNATIONAL CORP.

(Exact Name of Company as Specified in Its Charter)

Florida	000-07152	59-0671992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 SOUTH FEDERAL HIGHWAY, SUITE 500

BOCA RATON, FLORIDA 33432

(Address of principal executive office)

Company’s telephone number, including area code (561) 208-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Forbearance Agreements

On April 2, 2007, effective as of March 30, 2007, Devcon International Corp., a Florida corporation (the “Company”) entered into certain Forbearance and Amendment Agreements (the “Forbearance Agreements”) with each of certain institutional investors (the “Required Holders”) holding, in the aggregate, a majority of the Company’s previously-issued Series A Convertible Preferred Stock, par value $0.10 (the “Series A Preferred Stock”).

Pursuant to the terms of these Forbearance Agreements, the parties thereto agreed, as soon as practicable, but no later than ten (10) business days after the date of the Forbearance Agreements (the “Amendment Cutoff Date”), to attach to the Forbearance Agreements a form of Amended and Restated Certificate of Designations (the “Amended Certificate of Designations”) setting forth certain revised terms of the Series A Preferred Stock, including, without limitation, a reduction in the conversion price of the Series A Preferred Stock to $6.75, allowance for the accrual of dividends on the Series A Preferred Stock at a rate equal to 10% per annum, which dividends may be payable in kind; and a revision of the definition of the Leverage Ratio (as such term is defined in the original Certificate of Designations), which revised definition shall provide for the Leverage Ratio to be calculated as a multiple of recurring monthly revenue (“RMR”) as opposed to EBITDA and a revision of the Maximum Leverage Ratio covenant set forth in the original Certificate of Designations to require such Maximum Leverage Ratio to equal 38x RMR, commencing on June 30, 2008.

On April 13, 2007, the parties to the Forbearance Agreements agreed to extend the Amendment Cutoff Date to April 30, 2007 via an amendment (the “Amendment”) to each Forbearance Agreement. On April 30, 2007, the parties to the Forbearance Agreements agreed to a form of such Amended and Restated Certificate of Designations and attached same to the Forbearance Agreements. As required pursuant to the terms of the Forbearance Agreements, the Company anticipates submitting the form of Amended and Restated Certificate of Designations to its shareholders for approval at the Company’s annual shareholder meeting.

Other than the Company’s relationship with the Required Holders as holders of the Series A Preferred Stock and the Company’s relationship with an affiliate of one of the Required Holders, which is the senior lender of the Company pursuant to that certain Credit Agreement, dated November 10, 2005, by and among Devcon Security Holdings, Inc., Devcon Security Services Corp and CapitalSource Finance LLC, as amended from time to time, there is no material relationship between the Company and such parties of which the Company is aware. The foregoing description of the Forbearance Agreements, the Amendment and the Amended and Restated Certificate of Designations is qualified in its entirety by reference to the terms of the two Forbearance Agreements, their respective Amendments and the form of Amended and Restated Certificate of Designations, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Advisory Services Agreement with Ron Lakey

On April 27, 2007, Mr. Lakey resigned from his position as the Company’s Chief Operating Officer and President — Construction and Materials. On April 27, 2007, the Company entered into an Advisory Services Agreement (the “Advisory Services Agreement”) with Mr. Lakey, which became effective on such date, which outlined the terms of his separation from the Company as well as a consulting arrangement pursuant to which Mr. Lakey would remain involved with the Company in an advisory capacity. Under the terms of the Advisory Services Agreement, Mr. Lakey resigned all of his positions as an officer of Devcon and as an officer and director, as applicable, of each of Devcon’s affiliates. Mr. Lakey will be paid salary, automobile insurance and accrued vacation earned in the amounts of $4,134.62, $150.00 and $13,230.77, respectively, and reasonable expenses reimbursable under his employment agreement incurred through April 27, 2007, which amounts the Company estimates equal $355. In addition, in return for the Advisory Services, the Advisory Services Agreement provides that the Company will pay Mr. Lakey the following amounts:

(i) a one-time $50,000 lump sum payment paid at the time of execution of the Advisory Services Agreement;

(ii) during an initial three-month term of the Advisory Services Agreement, the Company is obligated to pay Mr. Lakey monthly payments equal to $17,916.66;

(iii) during 30-day renewal terms of the Advisory Services Agreement, the Company will be obligated to pay Mr. Lakey monthly payments equal to $6,000.00; and

(iv) upon transfer of a 8,335 square meter parcel in Sint Maarten from Bouwbedrijf Boven Winden, N.V. to St. Maarten Masonry Products, both of which are the Company’s wholly-owned subsidiaries, the Company will be obligated to pay to Mr. Lakey an additional one-time $50,000 lump sum payment.

At the end of the initial three-month term, the Advisory Services Agreement shall be automatically renewed on a month to month basis unless terminated by either the Company or Mr. Lakey upon thirty (30) days notice. The Advisory Services Agreement includes a release by each of the Company and Mr. Lakey of claims that either party may have against the other in respect of Mr. Lakey’s employment or the termination of such employment, as well as covenants relating to protection of the Company’s proprietary and confidential information, non-disparagement by each of Mr. Lakey and the Company and other matters.

The foregoing description of the Advisory Services Agreement is qualified in its entirety by reference to the terms of the Advisory Services Agreement, a copy of which are attached to this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference.

Item 3.03	Material Modification to rights of Security Holders

See Item 1.01

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2007, Mr. Lakey resigned from his position as the Company’s Chief Operating Officer and President — Construction and Materials.

On May 1, 2007, the Board of Directors of the Company appointed Robert C. Farenhem, the Company’s former Chief Financial Officer and a principal of Royal Palm Capital Management, LLLP (“Royal Palm”) to the position of President of the Company. The Company entered into a Management Services Agreement with Royal Palm on August 12, 2005 pursuant to the terms of which Royal Palm would provide management services to the Company. Royal Palm Capital Management, LLLP is an affiliate of Coconut Palm Capital Investors I Ltd. (“Coconut Palm”) with whom the Company completed a transaction on June 30, 2004, whereby Coconut Palm invested $18 million in the Company for the purpose of the Company’s entrance into the electronic security services industry. Richard Rochon and Mario Ferrari, two of the Company’s directors, are principals of Coconut Palm and Royal Palm.

Robert C. Farenhem, 36, had been the Company’s Chief Financial Officer since February 2007. Mr. Farenhem is a Principal of Royal Palm. Mr. Farenhem has been a Principal and the Chief Financial Officer of Royal Palm Capital Partners, an affiliate of Royal Palm and Coconut Palm, since April 2003 and is a director of Equity Media Holdings Corp. and American Residential Services Investment Holdings, LLC. Between April 18, 2005 and December 20, 2005, Mr. Farenhem was our Interim Chief Financial Officer. Prior to joining Royal Palm Capital, from February 2002 through April 2003, Mr. Farenhem was Executive Vice President of Strategic Planning and Corporate Development for Bancshares of Florida and Chief Financial Officer for Bank of Florida. Bancshares of Florida is a multi-bank holding company that includes Bank of Florida. Previously, Mr. Farenhem was an investment banker with Bank of America Securities from October 1998 to February 2002, advising on mergers and acquisitions, public and private equity, leveraged buyouts and other financings. Mr. Farenhem graduated from the University of Miami, where he received his BBA in Finance.

Also, on May 1, 2007, the Board of Directors of the Company appointed Robert W. Schiller, the Company’s former Vice President - Finance, to the position of Chief Financial Officer of the Company.

Robert W. Schiller, 54, had been our Vice President - Finance since February.13, 2007. Prior to joining us, from 1999 through 2006, Mr. Schiller served in various capacities at NationsRent, including most recently as Vice President, Controller. From 1989 through 1999, Mr. Schiller served in Regional Controllership and Director of Internal Audit capacities with OHM Remediation Services Corp., which was acquired in 1998 by IT Group, an Environmental Services firm located in Trenton, New Jersey. Mr. Schiller is also a certified public accountant and was previously an accountant with Ernst and Young LLP.

Item 7.01	Regulation FD Disclosure

The Company is attaching a copy of a press release, dated April 30, 2007, announcing Mr. Lakey’s resignation, Mr. Farenhem’s appointment as the Company’s President and Mr. Schiller’s appointment as the Company’s Chief Financial Officer as Exhibit 99.1 and such press release is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

Exhibit No.	Document
10.1	Forbearance and Amendment Agreement, dated as of March 30, 2007, by and between the Company and a Required Holder (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated April 2, 2007).

10.2	Forbearance and Amendment Agreement, dated as of March 30, 2007, by and between the Company and a Required Holder (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated April 2, 2007).

10.3	Amendment to Forbearance and Amendment Agreement, dated as of April 13, 2007, by and between the Company and a Required Holder (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated April 13, 2007).

10.4	Amendment to Forbearance and Amendment Agreement, dated as of April 13, 2007, by and between the Company and a Required Holder (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated April 13, 2007).

10.5	Form of Amended and Restated Certificate of Designations of the Company’s Series A Convertible Preferred Stock (attached as an exhibit to the Forbearance Agreements).

10.6	Advisory Services Agreement, dated as of April 27, 2007, by and between the Company and Ron G. Lakey.

99.1	Press Release issued by the Company on April 30, 2007

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) that is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Date: May 3, 2007	By:	/s/ Robert Farenhem
	Name:	Robert Farenhem
	Title:	President

Index to Exhibits

Exhibit No.	Exhibit Title
10.5	Form of Amended and Restated Certificate of Designations of the Company’s Series A Convertible Preferred Stock (attached as an exhibit to the Forbearance Agreements)

10.6	Advisory Services Agreement, dated as of April 27, 2007, by and between the Company and Ron G. Lakey.

99.1	Press Release Issued by the Company on April 30, 2007